UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

GigInternational1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40424	86-2256255
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200 Palo Alto, CA 94303 (650) 276-7040		94303 (Zip Code)

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	GIWWU	The Nasdaq Stock Market LLC
Common stock, $0.0001 par value	GIW	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GIWWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

Separation of Units

On July 2, 2021, the Company issued a press release to announce that holders of the Company’s public units may elect to separately trade the common stock and warrants underlying such public units commencing on July 9, 2021. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of the Company, dated July 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGINTERNATIONAL1, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer of the GigInternational1, Inc. Board (Principal Executive Officer)

Date: July 2, 2021